SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 4, 2000

                         Commission File Number: 0-17020

                               Sensar Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                   Nevada                                  87-0429944
         --------------------------------             --------------------
         (State or other jurisdiction of                  (IRS Employer
          incorporation or organization)               Identification No.)


               50 West Broadway, Suite 501
                  Salt Lake City, Utah                          84101
        ------------------------------------------        ---------------
        (Address of Principal Executive Offices)             (Zip Code)


               Registrant's Telephone Number, Including Area Code:
               ---------------------------------------------------
                                 (801) 350-0587

                                       N/A
               ---------------------------------------------------
              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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         On December 4, 2000,  when it had become clear that Sensar  Corporation
("Sensar") would not obtain the required vote from its stockholders to approve the proposed merger with Net2Wireless Corporation ("Net2Wireless") and in light of certain other developments as detailed below, Sensar entered into a Release
Agreement  with   Net2Wireless  with  respect  to  the  earlier  agreement  that contemplated the merger of Sensar and Net2Wireless. Under the terms of the Release Agreement, the parties agreed not to pursue the merger. Net2Wireless agreed to issue Sensar 3,000,000 shares of Net2Wireless' common stock and a warrant to acquire an additional 1,000,000 shares of common stock in exchange for the payment of $1.5 million and the forgiveness of the obligation with respect to $500,000 advanced to Net2Wireless by Sensar in February 2000. The warrant is exercisable at any time prior to December 31, 2003, at an exercise price of $10.00 per share. Both parties agreed to release any claims against the
other   party  with   respect  to  prior   transactions,   other  than   certain
indemnification obligations contained in the prior agreement.

         The issuance of 3,000,000 shares of common stock of Net2Wireless to Sensar will increase the issued and outstanding common stock of Net2Wireless to 21,295,060 shares. Sensar will hold approximately 14.1% of these shares. If the merger had been completed, the stockholders of Sensar would have held approximately 6.5 million of the 25.8 million shares outstanding, or approximately 25.3% of the outstanding stock of the combined company. In addition, under the Release Agreement, Sensar holds a warrant to acquire an additional 1,000,000 shares at any time prior to December 31, 2003. The securities held by Sensar will be treated like those held by the directors of Net2Wireless. To the extent that there is a registration statement filed for all or a portion of the stock held by the directors, it will include a proportionate amount of the stock held by Sensar. Conversely, Sensar agreed to be bound by any lock-up agreement entered into between the directors and an underwriter in the event of a public offering by Net2Wireless.

         The pending merger had come under pressure from a variety of directions. On November 20, 2000, the Staff of Nasdaq contacted Sensar and informed that it had concerns arising out of prior regulatory proceedings against certain Net2Wireless stockholders. Furthermore, Nasdaq had grouped certain other Net2Wireless stock and warrant holders together with these individuals and expressed serious concern about this group potentially being able to manipulate the market, due to their collective influence on the stock. As a result, Nasdaq informed Sensar that, if the merger proceeded, Nasdaq would seek to delist the shares of the common stock of the combined company. During the subsequent few days (which included the Thanksgiving holiday), Sensar and its representatives had conversations with Nasdaq concerning the nature and extent of its concerns and the impact on Sensar, its stockholders, and the proposed merger of the position taken by Nasdaq. At the same time, Sensar and Net2Wireless approached some of the holders of Net2Wireless stock and warrants identified by Nasdaq to seek to reach some sort of resolution to address Nasdaq's concerns. The companies were able to reach an initial agreement with two of the stockholders at issue that held the largest blocks of stock. On Tuesday, November 28, 2000, Sensar and Net2Wireless met with the Staff of Nasdaq in Washington, D.C. At that meeting, Sensar presented the reasons why Nasdaq should not be concerned about the pending transaction with Net2Wireless. This presentation included the fact that Sensar had been listed on the Nasdaq Stock Exchange for in excess of ten years without any regulatory concerns, that none of the board of directors of officers of Sensar had any regulatory history, that Sensar had in excess of 14,000 beneficial stockholders, none of which held 5% or more of the outstanding stock, and that the pending transaction was being submitted to the vote of all stockholders of both Sensar and Net2Wireless. At the meeting, Nasdaq indicated that they did not have any regulatory concerns about Sensar, its management team, or its stockholders.

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

         In addition, Sensar and Net2Wireless presented the limitations on the holders of stock and warrants at issue exercising any undue influence over the combined company, including the lack of board representation, the significant block of stock held by management and the directors of Net2Wireless, and the financial resources of Net2Wireless.

         Sensar and Net2Wireless also presented the initial agreement they had already reached with certain of the stockholders. This included placing their shares in a voting trust to be voted by the trustee in direct proportion to the shares voted by other stockholders on any matter submitted to the stockholders; a lock up of all of the shares for a period of six months subsequent to the merger; thereafter, a limitation on the number of shares that could be sold into the market during any 90 days period equal to the volume limitations of Rule 144; the agreement of the stockholders not to purchase, hedge, sell short, or otherwise seek to influence the price of the shares of the combined company for a period of three years; and the cancellation of certain rights to acquire additional shares in the future. The parties also agreed that the foregoing agreement could not be amended or waived by the parties without the prior written consent of Nasdaq.

         Nasdaq indicated that they would discuss the proposal internally, but the members of the Staff at the meeting did not believe it would be acceptable. In further discussions with the Staff to explore what potential steps might be acceptable, it became clear that the only resolution that would receive consideration by Nasdaq was the sale of the positions held by the stockholders in question in a bona fide arm's length transaction. Since the holders of stock and warrants in question would have held in excess of 25% of the combined company subsequent to the merger, the negotiation and execution of such a sale (assuming a willing buyer could have been found on such short notice) would have been a difficult and time consuming process.

         Nonetheless, subsequent to this meeting, Sensar and Net2Wireless approached the holders of stock and warrants with a proposal whereby all of the stock issued in connection with the merger would be placed into a trust over which they would have no control. The trust would retain the services of a major investment bank to seek to sell the positions in privately-negotiated transactions. In the event that a sale was not consummated within six months, the trust would begin to sell an amount equal to the volume limitations under Rule 144 into the market every 90 days. If the stockholders continued to hold 5% or more of the combined company one year after the merger, Sensar would agree to file a registration statement for the public distribution of such positions.

         After close of market on Friday, December 1, 2000, the Staff of Nasdaq contacted Sensar to confirm that the prior proposals made to the Staff at the meeting on the 28th were unacceptable to Nasdaq and to further state their position that a blind trust organized for the purpose of selling the stock positions would also be unacceptable to Nasdaq. Nasdaq again stated its intention to delist the stock in the event the merger proceeded.

         At the same time as the developments with Nasdaq were occurring, Sensar continued to experience difficulty in obtaining the required proxies from its stockholders. While proxies received by Sensar were very heavily in favor of approval of the merger, Sensar was required to obtain the affirmative vote of 50% of the issued and outstanding stock. In excess of 90% of that stock was held in "street name" so that Sensar did not know the identity of, and was unable to directly contact, the vast majority of its stockholders. In addition, there were significant blocks of stock held by Israeli and Swiss banks on behalf of their customers. These banks were unfamiliar with the proxy solicitation process with respect to United States publicly-held companies and were unwilling to fully cooperate with Sensar in reaching the stockholders. The delays inherent in the distribution process and the inability of Sensar to directly contact the stockholders was resulting in a low voter turnout.

         In order to address this problem, Sensar and its solicitation agent, Morrow & Company, took several extraordinary measures. In addition to the original mailing of the proxy materials, three follow-up letters were sent urging stockholders to vote and reminding them that not voting had the same effect as voting against the merger. In addition, 65 Federal Express packages were sent to those stockholders with 5,000 or more shares that had not voted. Sensar also took out an ad in the financial papers in Israel urging stockholders to contact their bank and give instructions as to how they wanted their shares voted.

         During the solicitation period, volume in Sensar's stock was quite high with several days of very significant trading. This meant that a number of holders of the stock on October 16, 2000, the record date for the vote, were no longer stockholders of Sensar and, consequently, did not have an interest in voting the stock. Conversely, many of the new stockholders had acquired their shares subsequent to the record date and were unable to vote their stock. As a result of the foregoing factors, Sensar was unsure as to whether or not it would be able to obtain the necessary vote in order to approve the transaction with Net2Wireless. In the event that this condition was not met, the agreement would have terminated and both parties would have been responsible for their own costs. Sensar would not have received any compensation or an ownership interest in Net2Wireless under these circumstances.

         As the market price of the common stock of Sensar declined, the preferred stockholders of Net2Wireless who had acquired their shares at approximately $28 per share and who would receive one share of Sensar's common stock in exchange for one share of the preferred stock, became concerned. Certain holders of preferred stock retained legal counsel to represent their interests with respect to Net2Wireless and to protest the proposed merger with Sensar, despite their contractual obligation to vote in favor of the merger. On December 4, 2000, one of the preferred stockholders of Net2Wireless filed a lawsuit against Net2Wireless in Israel. In addition, certain minority stockholders of Net2Wireless withdrew their vote in favor of the merger.

         The combination of the foregoing factors that developed over the days immediately preceding the stockholders' meeting created great uncertainty as to whether or not the merger with Net2Wireless could be successfully consummated. In addition, while Sensar would have the opportunity for a hearing at any delisting proceeding, Nasdaq had sent a very clear message that it intended to pursue the delisting extremely vigorously. The failure of the listing would have most likely resulted in decreased liquidity in any trading market that might have developed and probably a decreased stock price for the combined company.

         Faced with the foregoing developments, the board of directors of Sensar convened a meeting on Saturday, December 2, 2000. The board reviewed the status of the proxies received through the close of business on Friday, which totaled slightly under 2.8 million, well short of the 3.275 million needed for approval, and the other developments threatening the transaction. The board approved proceeding with discussions with Net2Wireless regarding a negotiated termination of the merger. On Monday morning, December 4, 2000, Sensar again reviewed the status of the voting. The board of directors was very disappointed with the weekend vote, which had only increased the total to approximately 2.9 million. At noon on Monday, the board authorized final negotiations with Net2Wireless. The Release Agreement was finalized and signed by Sensar in the late afternoon of Monday, December 4, 2000, in New York and by Net2Wireless in the early morning hours in Israel on December 5, 2000. Counting all of the proxies received prior to the meeting, Sensar would not have obtained the required majority necessary to approve the merger.

         The Release Agreement gives Sensar the ability to continue to participate in the business and technology of Net2Wireless. In the event that Net2Wireless is successful in the future, Sensar would benefit as a result of its stock position in Net2Wireless. Sensar will continue to cooperate with Net2Wireless and, to the extent possible, assist Net2Wireless in achieving its goals. In addition, Sensar will retain approximately $3 million, which will permit it to seek additional investments and/or the acquisition of a business or technology, together with its investment in Net2Wireless.

         At the stockholders' meeting, Sensar announced the Release Agreement and withdrew the proposal concerning the proposed merger and the change of domicile from the agenda. Sensar confirmed that it had been unable to obtain the vote necessary to approve either one of these transactions. The remaining two proposals received the following votes: To approve the adoption of a stock option plan covering up to 6,000,000 shares of common stock: for 2,684,466, against 339,613, and abstained 103,708. To ratify options granted to management, directors, and consultants of Sensar to acquire up to 2,200,000 shares of common stock: for 5,817,013, against 391,277, and abstained 70,626.

         Sensar also fixed the date of its next annual meeting for May 16, 2001. Shareholder proposals with respect to this meeting should be submitted on or before January 16, 2001.

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                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
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         The following exhibits are included as part of this report:

           SEC
         Exhibit           Reference
         Number              Number         Title of Document
         ------              ------         -----------------
              1                (10)         Release Agreement between Sensar
                                            Corporation and and Net2Wireless
                                            Corporation dated December 4, 2000

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                                   SIGNATURES
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         Pursuant to the  requirements  of Section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 7, 2000          SENSAR CORPORATION


                                  By /s/ Howard S. Landa
                                     -------------------------------------------
                                     Howard S. Landa, Chairman of the Board
                                     (Chief Executive Officer and
                                     Principal Financial and Accounting Officer)

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